EXHIBIT 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

February 2, 2007

VCG Holding Corp Announces Completion of Sale of 3,000,000 new shares of Common Stock to Major Institutional Investors

DENVER—(BUSINESS WIRE)—February 2, 2007—VCG Holding Corp. (AMEX: PTT), a leading consolidator and operator of adult nightclubs, announced today the completion as private placement of 3,000,000 shares of its common stock from its treasury priced at $7.10 to major institutional investors.

The Company offered the unregistered shares on January 25, 2007 for $7.10 which is eight percent discount to the average market price on that date. VCG intends to use the proceeds of this offering to fund acquisitions of additional nightclubs as part of its strategic plan. VCG had anticipated the sale of common stock during the year ended December 31, 2007 as part of its financing plan.

Troy Lowrie, Chairman and Chief Executive Officer of VCG Holding Corp stated, “We are delighted with the completion of this private placement and with the institutional investors who participated. The funds from this offering will allow us to continue our strategy of being the leading consolidator and operator in our industry.”

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns nine adult nightclubs, one upscale dance lounge and operates four other adult nightclubs under management agreements. The owned and managed clubs are located in Indianapolis, St. Louis, Denver Colorado Springs, Phoenix, and Louisville.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2005, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

Troy H. Lowrie, CEO

Micheal L. Ocello, President

Donald W. Prosser, CFO

VCG Holding Corporation

390 Union Blvd, Suite 540

Lakewood, Colorado 80228

Telephone:	303.934.2424
Facsimile:	303.922.0746
Email:	tlowrie@vcgh.com dprosser@vcgh.com mocello@vcgh.com